Exhibit 10.2

SERVICES AND SECONDMENT AGREEMENT

This Services and Secondment Agreement (“Agreement”), dated as of March 26, 2007 (the “Effective Date”), is entered into between CHENIERE LNG O&M SERVICES, L.P. (“O&M”), a Delaware limited partnership, and CHENIERE ENERGY PARTNERS GP, LLC (“MLP GP”), a Delaware limited liability company. O&M and MLP GP are hereinafter each referred to as a “Party” and collectively referred to as the “Parties.”

RECITALS:

WHEREAS, Sabine Pass LNG, L.P., a Delaware limited partnership (“Sabine Pass LNG”), is developing a liquefied natural gas receiving terminal in Cameron Parish, Louisiana (the “Project”);

WHEREAS, O&M and Sabine Pass LNG are parties to an Operation and Maintenance Agreement dated as of February 25, 2005 (the “O&M Agreement”) with respect to the operation and maintenance of the Project;

WHEREAS, as of March 26, 2007, O&M assigned to MLP GP and MLP GP assumed from O&M all of O&M’s obligations under the O&M Agreement;

WHEREAS, O&M will provide to MLP GP the operational and maintenance resources and services necessary for MLP GP to meet its obligations under the O&M Agreement;

WHEREAS, in connection with the provision of the operational and maintenance resources and services under this Agreement, O&M desires to second, or cause its Affiliate to second, to MLP GP certain personnel employed by O&M or its Affiliates in connection with the Project.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, O&M and MLP GP hereby agree as follows:

ARTICLE 1

DEFINITIONS; INTERPRETATION; USE OF SECONDING AFFILIATES

1.1	Definitions.

As used in this Agreement, (a) the terms defined in this Agreement will have the meanings so specified, and (b) capitalized terms not defined in this Agreement will have the meanings ascribed to those terms on Exhibit A to this Agreement.

1.2	Interpretation.

In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, in the case of any Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement; (e) reference to any Section means such Section of this Agreement, and references in any Section or definition to any clause means such clause of such Section or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import will be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof; (g) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and (h) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including.”

1.3	Legal Representation of Parties.

This Agreement was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation requiring this Agreement to be construed or interpreted against any Party merely because such Party drafted all or a part of such Agreement will not apply to any construction or interpretation hereof or thereof.

1.4	Titles and Headings.

Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

ARTICLE 2

OPERATIONAL AND MAINTENANCE SERVICES

2.1	Operational and Maintenance Services.

O&M shall second, or cause its applicable seconding Affiliate to second, the Provided Personnel to MLP GP to provide the Services.

2.2	Fees and Expenses.

Each month, MLP GP will pay to O&M, within a reasonable time following receipt thereof, all payments that MLP GP receives from Sabine Pass LNG pursuant to Articles VIII and IX of the O&M Agreement less any costs incurred by MLP GP in hiring personnel provided by a third party to provide Services pursuant to Section 3.6 hereof.

2.2	Suspension of Services.

In the event MLP GP fails to meet its payment obligations under Section 2.2 hereof for any reason other than a good faith Dispute and such failure continues for 30 days after MLP GP’s receipt of written notice of such failure, O&M may suspend the performance of its obligations under Section 2.1 hereof until such time as MLP GP cures such failure.

ARTICLE 3

SECONDMENT

3.1	Provided Personnel.

Subject to the terms of this Agreement, O&M agrees to second to MLP GP, and MLP GP agrees to accept the Secondment of, those certain specifically identified individuals listed in Exhibit B (the “Provided Personnel Schedule”) for the purpose of performing job functions related to the Project. The Provided Personnel will be temporary employees of MLP GP during the Period of Secondment and shall, at all times during the Period of Secondment, work under the direction, supervision and control of MLP GP. Provided Personnel shall have no authority or apparent authority to act on behalf of O&M during the Period of Secondment. The Provided Personnel Schedule sets forth the names of the Provided Personnel seconded by O&M, the job functions of the Provided Personnel, and the starting and ending dates for the Period of Secondment of the Provided Personnel. Individuals may be added or removed from the Provided Personnel Schedule from time to time by the execution by the Parties of a completed “Addition/Removal/Change of Responsibility of Provided Personnel” form, the form of which shall be similar to the form attached to this Agreement as Exhibit C, which will be fully binding on the Parties for all purposes under this Agreement. Those rights and obligations of the Parties under this Agreement that relate to individuals that were on the Provided Personnel Schedule but then later removed from the Provided Personnel Schedule, which rights and obligations accrued before the removal of such individual, will survive the removal of such individual from the Provided Personnel Schedule to the extent necessary to enforce such rights and obligations.

3.2	Period of Secondment.

O&M will second, or cause its applicable seconding Affiliate to second, to MLP GP such Provided Personnel on the start date set forth on the Provided Personnel Schedule and continuing, during the period (and only during the period) that the Provided Personnel are performing Services for MLP GP, until the earlier of:

(a) the end of the term of this Agreement;

(b) the end date set forth for the Provided Personnel on the Provided Personnel Schedule (or another end date for such Provided Personnel as mutually agreed in writing by the Parties) (the “End Date”);

(c) a withdrawal, departure, resignation or termination of such Provided Personnel under Section 3.3; or

(d) a termination of Secondment of such Provided Personnel under Section 3.4.

The period of time that any Provided Personnel is provided by O&M to MLP GP is referred to in this Agreement as the “Period of Secondment.” At the end of the Period of Secondment for any Provided Personnel, such Provided Personnel will no longer be subject to the direction by MLP GP of the Provided Personnel’s day-to-day activities. The Parties acknowledge that certain of the Provided Personnel may also provide services to Cheniere Energy, Inc. and its Affiliates in connection with their respective operations, including other services provided to MLP GP and its Affiliates (“Shared Provided Personnel”), and the Parties intend that such Shared Provided Personnel shall only be seconded to MLP GP during those times that the Shared Provided Personnel are performing Services for MLP GP hereunder.

3.3	Withdrawal, Departure or Resignation.

O&M will use reasonable efforts to prevent any early withdrawal, departure or resignation of any Provided Personnel prior to the End Date for such Provided Personnel’s Period of Secondment. If any Provided Personnel tenders his resignation to O&M as its employee, O&M will promptly notify MLP GP. During the Period of Secondment of any Provided Personnel, O&M will not voluntarily withdraw or terminate any Provided Personnel except with the written consent of MLP GP (which may be through the execution of a completed “Addition/Removal/Change of Responsibility of Provided Personnel” form, which shall be similar to the form set forth on Exhibit C hereto), such consent not to be unreasonably withheld. O&M will indemnify, defend and hold harmless MLP GP, its directors, officers and employees against all Losses arising out of or in any way connected with or related to the termination of employment of the Provided Personnel by O&M EVEN THOUGH SUCH LOSS MAY BE CAUSED BY THE NEGLIGENCE OF ONE OR MORE OF MLP GP AND ITS DIRECTORS, OFFICERS AND EMPLOYEES, except to the extent that such Losses arise out of or result from the sole negligence, gross negligence or willful misconduct of any of MLP GP or its directors, officers or employees. Upon the termination of employment, the Provided Personnel will cease performing Services for MLP GP.

3.4	Termination of Secondment.

MLP GP will have the right to terminate the Secondment to MLP GP of any Provided Personnel for any reason at any time. Upon the termination of any Provided Personnel’s Period of Secondment, O&M will be solely liable for any costs or expenses associated with the termination of the Secondment, except as otherwise specifically set forth in this Agreement. O&M will indemnify, defend and hold harmless MLP GP, its directors, officers and employees against all Losses arising out of or in any way connected with the termination of Secondment of the Provided Personnel by O&M EVEN THOUGH SUCH LOSS MAY BE CAUSED BY THE NEGLIGENCE OF ONE OR MORE OF MLP GP AND ITS DIRECTORS, OFFICERS AND EMPLOYEES, except to the extent that such Losses arise out of or result from the sole negligence, gross negligence or willful misconduct of any of MLP GP or its directors, officers or employees. Upon the termination of a Secondment, the Provided Personnel will cease performing Services for MLP GP.

3.5	Supervision.

During the Period of Secondment, MLP GP shall:

(a) be ultimately and fully responsible for the daily work assignments of the Provided Personnel (and with respect to Shared Provided Personnel, during those times that the Shared Provided Personnel are performing Services for MLP GP hereunder), including supervision of their the day-to-day work activities and performance consistent with the purposes stated in Section 3.1 and the job functions set forth in the Provided Personnel Schedule;

(b) set the hours of work and the holidays and vacation schedules (other than with respect to Shared Provided Personnel, as to which MLP GP and O&M shall jointly determine) for Provided Personnel; and

(c) have the right to determine training which will be received by the Provided Personnel.

In the course and scope of performing any Provided Personnel job functions, the Provided Personnel will be integrated into the organization of MLP GP, will report into MLP GP’s management structure, and will be under the direct management and supervision of MLP GP employees or Provided Personnel designated by MLP GP to be responsible for the supervisory functions set forth in this Section 3.5 on behalf of MLP GP.

3.6	Provided Personnel Qualifications; Approval.

O&M will provide such suitably qualified and experienced Provided Personnel as O&M is able to make available to MLP GP, and MLP GP will have the right to approve such Provided Personnel. In the event that O&M is unable to provide suitably qualified and experienced personnel, MLP GP may hire personnel provided by a third party to provide Services.

ARTICLE 4

TERM

The term of this Agreement will commence on the Effective Date and, unless sooner terminated as provided herein, will continue for the Initial Term and each Extension Term of the O&M Agreement until the O&M Agreement is terminated pursuant to the terms thereof. MLP GP shall have the right to terminate this Agreement for convenience by giving O&M 30 days’ prior written notice of such termination.

ARTICLE 5

INDEMNIFICATION

5.1	Loss or Damage to the Facility.

O&M shall be responsible for any physical loss or damage to the Facility resulting from O&M’s gross negligence or willful misconduct in the course of the performance of its obligations under this Agreement, in an amount not to exceed the greater of (i) the applicable deductible under MLP GP’s or its Affiliates’ physical damage insurance policies that covers such loss or damage or (ii) $400,000 for any such loss or damage caused during a given calendar year.

5.2	O&M Indemnity.

O&M SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE MLP GP GROUP FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM OR RELATED TO (I) INJURY TO OR DEATH OF ANY MEMBER OF THE O&M GROUP OR (II) DAMAGE TO OR DESTRUCTION OF PROPERTY OF ANY MEMBER OF THE O&M GROUP OCCURRING IN CONNECTION WITH THE SERVICES, REGARDLESS OF THE CAUSE OF SUCH INJURY, DEATH, PHYSICAL DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE MLP GP GROUP.

O&M shall indemnify, defend, and hold harmless the MLP GP Group against any and all losses of whatever kind and nature, including all related costs and expenses incurred in connection therewith, in respect of personal injury to or death of third parties and in respect of loss of or damage to any third party property to the extent that the same arises out of:

(a) any breach by O&M of its obligations hereunder;

(b) any negligent act or omission on the part of O&M; and

(c) any gross negligence or willful misconduct of O&M.

Any indemnification payable by O&M to MLP GP hereunder shall be net of any insurance proceeds received by MLP GP under MLP GP’s, O&M’s or any of their respective Affiliates’ insurance policies with respect to the circumstances giving rise to O&M’s indemnification of MLP GP hereunder, and shall be subject to the limitation set forth in Section 6.1.

5.3	MLP GP Indemnity.

MLP GP SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE O&M GROUP FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM OR RELATED TO (I) INJURY TO OR DEATH OF ANY MEMBER OF THE MLP GP GROUP OR (II) DAMAGE TO OR DESTRUCTION OF PROPERTY OF MLP GP GROUP (EXCLUDING THE FACILITY) OCCURRING IN CONNECTION WITH THE SERVICES, REGARDLESS OF THE CAUSE OF SUCH INJURY, DEATH, PHYSICAL DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE O&M GROUP.

MLP GP shall indemnify, defend, and hold harmless O&M against any and all claims for Losses of whatever kind and nature, including all related costs and expenses incurred in connection therewith, in respect of personal injury to or death of third parties and in respect of loss of or damage to any third party property to the extent that the same arises out of:

(a) any breach by MLP GP of its obligations hereunder;

(b) any negligent act or omission on the part of MLP GP; and

(c) any gross negligence or willful misconduct of MLP GP.

Any indemnification payable by MLP GP to O&M hereunder shall be net of any insurance proceeds received by O&M under O&M’s, MLP GP’s or any of their respective Affiliates’ insurance policies with respect to the circumstances giving rise to MLP GP’s indemnification of O&M hereunder.

5.4	Other Indemnity Rules.

If any Losses arise, directly or indirectly, in whole or in part, out of the joint or concurrent negligence of both Parties, each Party’s liability therefor shall be limited to such Party’s proportionate degree of fault. Payments required to be paid by O&M to MLP GP under this Article 5 shall not constitute an Operating Expense or otherwise be reimbursable to O&M from MLP GP, and shall be subject to the limitation set forth in Section 6.1.

ARTICLE 6

LIMITATION OF LIABILITY

6.1	Limitation of Liability.

The aggregate amount of damages, compensation, or other such liabilities (other than with respect to the indemnity provided in the first paragraph of Section 5.3) payable by MLP GP under this Agreement shall be limited to, and shall in no event exceed in each calendar year, an amount equal to the fee payable to O&M under Section 2.2 hereof plus reimbursable Operating Expenses for that year.

The aggregate amount of damages, compensation, or other such liabilities (other than with respect to the indemnity provided in the first paragraph of Section 5.2) payable by O&M under this Agreement shall be limited to, and shall in no event exceed in each calendar year, an amount equal to $1,560,000 for that year.

6.2	CONSEQUENTIAL DAMAGES.

NEITHER PARTY SHALL BE LIABLE UNDER THIS AGREEMENT OR UNDER ANY CAUSE OF ACTION RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER IN CONTRACT, WARRANTY, TORT INCLUDING NEGLIGENCE, STRICT LIABILITY, PROFESSIONAL LIABILITY, PRODUCT LIABILITY, CONTRIBUTION, OR ANY OTHER CAUSE OF ACTION FOR SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING LOSS OF PROFIT, LOSS OF USE, LOSS OF OPPORTUNITY, LOSS OF REVENUES, OR LOSS OF GOOD WILL; PROVIDED THAT THE FOREGOING SHALL NOT APPLY TO INDEMNITIES EXPRESSLY PROVIDED IN THIS AGREEMENT.

ARTICLE 7

GENERAL PROVISIONS

7.1	Accuracy of Recitals.

The paragraphs contained in the recitals to this Agreement are incorporated in this Agreement by this reference, and the Parties to this Agreement acknowledge the accuracy thereof.

7.2	Notices.

Any notice, demand, or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable courier, or by telecopier, and shall be deemed to have been duly given as of the date and time reflected on the delivery receipt if delivered personally or sent by reputable courier service, or on the automatic telecopier receipt if sent by telecopier, addressed as follows:

Cheniere Energy Partners GP, LLC

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Attn: Anne V. Vaughan, Secretary

Telecopy: (713) 659-5459

Cheniere LNG O&M Services, L.P.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Attn: Anne V. Vaughan, Corporate Secretary

Telecopy: (713) 659-5459

A Party may change its address for the purposes of notices hereunder by giving notice to the other Party specifying such changed address in the manner specified in this Section 7.2.

7.3	Further Assurances.

The Parties agree to execute such additional instruments, agreements and documents, and to take such other actions, as may be necessary to effect the purposes of this Agreement.

7.4	Modifications.

Any actions or agreement by the Parties to modify this Agreement, in whole or in part, shall be binding upon the Parties, so long as such modification shall be in writing and shall be executed by all Parties with the same formality with which this Agreement was executed.

7.5	No Third Party Beneficiaries.

No Person not a Party to this Agreement will have any rights under this Agreement as a third party beneficiary or otherwise, including, without limitation, Provided Personnel.

7.6	Relationship of the Parties.

Nothing in this Agreement will constitute the Partnership Entities, O&M or its Affiliates as members of any partnership, joint venture, association, syndicate or other entity.

7.7	Assignment.

Neither Party will, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, assign, mortgage, pledge or otherwise convey this Agreement or any of its rights or duties hereunder; provided, however, that (i) either Party may assign or convey this Agreement without the prior written consent of the other Party to an Affiliate and (ii) no such consent is required for assignment or grant of a security interest to any Person for purposes of any financing arrangement. Unless written consent is not required under this Section 7.7, any attempted or purported assignment, mortgage, pledge or conveyance by a Party without the written consent of the other Party shall be void and of no force and effect. No assignment, mortgage, pledge or other conveyance by a Party shall relieve the Party of any liabilities or obligations under this Agreement.

7.8	Binding Effect.

This Agreement will be binding upon, and will inure to the benefit of, the Parties and their respective successors, permitted assigns and legal representatives.

7.9	Counterparts.

This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together shall constitute one and the same Agreement. Each Party may execute this Agreement by signing any such counterpart.

7.10	Time of the Essence.

Time is of the essence in the performance of this Agreement.

7.11	Governing Law.

This Agreement shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with and governed by, the laws of the State of Texas excluding its conflicts of laws principles that would apply the laws of another jurisdiction.

7.12	Delay or Partial Exercise Not Waiver.

No failure or delay on the part of any Party to exercise any right or remedy under this Agreement will operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or any related document. The waiver by either Party of a breach of any provisions of this Agreement will not constitute a waiver of a similar breach in the future or of any other breach or nullify the effectiveness of such provision.

7.13	Entire Agreement.

This Agreement constitutes and expresses the entire agreement between the Parties with respect to the subject matter hereof. All previous discussions, promises, representations and understandings relative thereto are hereby merged in and superseded by this Agreement.

7.14	Waiver.

To be effective, any waiver or any right under this Agreement will be in writing and signed by a duly authorized officer or representative of the Party bound thereby.

7.15	Signatories Duly Authorized.

Each of the signatories to this Agreement represents that he is duly authorized to execute this Agreement on behalf of the Party for which he is signing, and that such signature is sufficient to bind the Party purportedly represented.

7.16	Incorporation of Exhibits by References.

Any reference herein to any exhibit to this Agreement will incorporate it herein, as if it were set out in full in the text of this Agreement.

7.17	Dispute Resolution.

(a) Negotiation. In the event that any Dispute cannot be resolved informally within 30 days after the Dispute arises, either Party may give written notice of the Dispute (a “Dispute Notice”) to the other Party requesting that a representative of MLP GP’s senior management and O&M’s senior management meet in an attempt to resolve the Dispute. Each such management representative shall have full authority to resolve the Dispute and shall meet at a mutually agreeable time and place within 30 days after receipt by the non-notifying Party of such Dispute Notice, and thereafter as often as they deem reasonably necessary to exchange relevant information and to attempt to resolve the Dispute. In no event shall this Section 7.17(a) be construed to limit either Party’s right to take any action under this Agreement. The Parties agree that if any Dispute is not resolved within 90 days after receipt of the Dispute Notice given in this Section 7.17(a), then either Party may by notice to the other Party refer the Dispute to be decided by final and binding arbitration in accordance with Section 7.17(b).

(b) Arbitration. Any arbitration held under this Agreement shall be held in Houston, Texas, unless otherwise agreed by the Parties, shall be administered by the Dallas, Texas office of the American Arbitration Association (“AAA”) and shall, except as otherwise modified by this Section 7.17(b), be governed by the AAA’s International Arbitration Rules (the “AAA Rules”). The number of arbitrators required for the arbitration hearing shall be determined in accordance with the AAA Rules. The arbitrator(s) shall determine the rights and obligations of the Parties according to the substantive law of the state of Texas, excluding its conflict of law principles, as would a court for the state of Texas; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C.A. § 2. Issues concerning the arbitrability of a matter in dispute shall be decided by a court with proper jurisdiction. The Parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Party and the right to take depositions reasonably limited in number, time and place; provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limit set and to the extent required by order of the arbitrator(s). All disputes regarding discovery shall be promptly resolved by the arbitrator(s). This agreement to arbitrate is binding upon the Parties, O&M’s surety (if any) and the successors and permitted assigns of any of them. At either Party’s option, any other Person may be joined as an additional party to any arbitration conducted under this Section 7.17(b), provided that the party to be joined is or may be liable to either Party in connection with all or any part of any dispute between the Parties. The arbitration award shall be final and binding, in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based. The Parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

(c) Continuation of Work During Dispute. Subject to Section 2.2 hereof, notwithstanding any Dispute it shall be the responsibility of each Party to continue to perform its obligations under this Agreement pending resolution of Disputes.

[Signature page follows]

AS WITNESS HEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the date herein above mentioned.

CHENIERE ENERGY PARTNERS GP, LLC

By:	/S/ DON A. TURKLESON
Name: Don A. Turkleson Title: Senior Vice President and Chief Financial Officer

CHENIERE LNG O&M SERVICES, L.P. By: Cheniere Resources, Inc., its General Partner

By:	/S/ STANLEY C. HORTON
Name: Stanley C. Horton Title: President and Chief Executive Officer

EXHIBIT A

Definitions

“AAA” has the meaning set forth in Section 7.17(b).

“AAA Rules” has the meaning set forth in Section 7.17(b).

“Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any Person owning or controlling fifty percent (50%) or more of the voting interests of such Person, (c) any officer or director of such Person, or (d) any Person who is the officer, director, trustee, or holder of fifty percent (50%) or more of the voting interest of any Person described in clauses (a) through (c). For purposes of this definition, the term “controls,” “is controlled by” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, no Partnership Entities shall be deemed to be an Affiliate of O&M nor shall O&M be deemed to be an Affiliate of any Partnership Entities.

“Agreement” shall mean this Services and Secondment Agreement, including all Exhibits and amendments to this Agreement.

“Dispute” means any dispute, controversy or claim (of any and every kind or type whether based on contract, tort, statute, regulation or otherwise) arising out of, relating to or connected with this Agreement, including any dispute as to the construction, validity, interpretation, termination, enforceability or breach of this Agreement, as well as any dispute over arbitrability or jurisdiction.

“Dispute Notice” has the meaning set forth in Section 7.17(a).

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“End Date” has the meaning set forth in Section 3.2(b).

“Extension Term” has the meaning set forth in the O&M Agreement.

“Facility” means the liquefied natural gas receiving terminal being developed by Sabine Pass LNG in western Cameron Parish, Louisiana on the Sabine Pass Channel.

“Initial Term” has the meaning set forth in the O&M Agreement.

“Losses” means any and all costs, expenses (including reasonable attorneys’ fees), claims, demands, losses, liabilities, obligations, actions, lawsuits and other proceedings, judgments and awards.

“MLP GP” has the meaning set forth in the preamble to this Agreement.

“MLP GP Group” means (i) MLP GP and its Affiliates (other than O&M) and (ii) the respective directors, officers, agents, partners, employees and representatives of each Person specified in clause (i) above.

“O&M” has the meaning set forth in the preamble to this Agreement.

“O&M Agreement” has the meaning set forth in the Recitals to this Agreement.

“O&M Group” means (i) O&M and its Affiliates (other than MLP GP) and (ii) the respective directors, officers, agents, employees, partners, representatives of each Person specified in clause (i) above.

“Operating Expense” has the meaning set forth in the O&M Agreement.

EX.A-1

“Partnership” means Cheniere Energy Partners L.P., a Delaware limited partnership.

“Partnership Entities” means the Partnership and MLP GP.

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Period of Secondment” has the meaning set forth in Section 3.2.

“Person” means any individual or any partnership, corporation, limited liability company, trust or other legal entity.

“Project” has the meaning set forth in the Recitals to this Agreement.

“Provided Personnel” means the employees of O&M seconded by O&M to MLP GP pursuant to this Agreement.

“Provided Personnel Schedule” has the meaning set forth in Section 3.1.

“Sabine Pass LNG” has the meaning set forth in the Recitals to this Agreement.

“Secondment” means each assignment of any Provided Personnel to MLP GP from O&M in accordance with the terms of this Agreement.

“Services” means all of the services to be provided by MLP GP to Sabine Pass LNG pursuant to the O&M Agreement, including the “Services” as defined in the O&M Agreement.

“Shared Provided Personnel” has the meaning set forth in Section 3.2.

EX.A-2

EXHIBIT B

Provided Personnel

In reference to that certain Services and Secondment Agreement, dated March 26, 2007 (the “Secondment Agreement”; terms with initial capital letters used but not defined herein shall have the meanings ascribed to such terms in the Secondment Agreement), between CHENIERE LNG O&M SERVICES, L.P., a Delaware limited partnership, and CHENIERE ENERGY PARTNERS GP, LLC, a Delaware limited liability company. All information on this form must be filled in for this form to be valid.

Seconding Company	Name of Provided Personnel	Title and Job Functions	Start Date	Location

Engineering & Construction—Sabine Pass	Pfeffer, James A. (James)	Project Engineering Manager.002	11-Apr-2005	Bechtel Engineering Office - Sabine Pass LNG LP

Engineering & Construction—Sabine Pass	Turner, Mr. James H (Pete)	Senior Contracts Administrator.002	17-Jul-2006	Bechtel Engineering Office - Sabine Pass LNG LP

Engineering & Construction—Sabine Pass 2	Colon, Mr. Angel D	Process Specialist.000	14-Aug-2006	Bechtel Engineering Office - Sabine Pass LNG LP

Engineering & Construction—Sabine Pass 2	Dumlao, Jose C (Jose)	Project Engineer.002	09-Jan-2006	Bechtel Engineering Office - Sabine Pass LNG LP

Engineering & Construction—Sabine Pass 2	Garcia, Ms. Erica R	Document Control Specialist.002	27-Jul-2006	Bechtel Engineering Office - Sabine Pass LNG LP

Engineering & Construction—Sabine Pass 2	Macias, Carlos (Carlos)	Senior Manager, Projects.004	01-Dec-2004	Bechtel Engineering Office - Sabine Pass LNG LP

Engineering & Construction—Sabine Pass 2	Mouton, Stephanie A (Stephanie)	Project Administrator.011	31-Jan-2005	Bechtel Engineering Office - Sabine Pass LNG LP

Engineering & Construction—Sabine Pass 2	Shelburg, James D (James)	Supervisor, Project Controls.004	15-Feb-2006	Bechtel Engineering Office - Sabine Pass LNG LP

Engineering & Construction—Sabine Pass 2	Strickland, Robert D (Bob)	Specialist, Materials Management.002	04-Jan-2006	Bechtel Engineering Office - Sabine Pass LNG LP

Engineering & Construction—Sabine Pass	Austin, Mr. Larry M	Inspector, Piping/Welding.002	31-Jul-2006	Sabine Pass LNG, LP - Mile Marker #2

Engineering & Construction—Sabine Pass	Cremer, Mr. James T (Jim)	QA/QC Superintendent.001	19-Feb-2007	Sabine Pass LNG, LP - Mile Marker #2

Engineering & Construction—Sabine Pass	Driscoll, Mr. Mark E (Mark)	Associate Engineer.002	26-Jun-2006	Sabine Pass LNG, LP - Mile Marker #2

Engineering & Construction—Sabine Pass	Hendricks, Owen Keith (Keith)	Tank Specialist.002	23-Jan-2006	Sabine Pass LNG, LP - Mile Marker #2

Engineering & Construction—Sabine Pass	Jinks, Brandy C	Administrative Assistant, Site.002	25-May-2006	Sabine Pass LNG, LP - Mile Marker #2

Engineering & Construction—Sabine Pass	Lacock, Louis T (Louis)	Safety & Security Engineer.002	16-Jan-2006	Sabine Pass LNG, LP - Mile Marker #2

EX.B-1

Seconding Company	Name of Provided Personnel	Title and Job Functions	Start Date	Location

Engineering & Construction - Sabine Pass	Lawson, Mr. Elvin D (Doug)	Manager, Construction.004	17-Jul-2006	Sabine Pass LNG, LP - Mile Marker #2

Engineering & Construction—Sabine Pass	Mayo, Terry L (Terry)	Mechanical Engineer.003	16-May-2005	Sabine Pass LNG, LP - Mile Marker #2

Engineering & Construction—Sabine Pass	Merritt, Ms. Theresa H	Project Administrator.010	29-Aug-2006	Sabine Pass LNG, LP - Mile Marker #2

Engineering & Construction—Sabine Pass	Prudhomme, Richard F. (Richard)	Civil Inspector.004	25-Jul-2005	Sabine Pass LNG, LP - Mile Marker #2

Engineering & Construction—Sabine Pass	Schulz, James P (Jim)	Senior Manager, Projects.003	21-Feb-2005	Sabine Pass LNG, LP - Mile Marker #2

Engineering & Construction—Sabine Pass	Scott, Robert (Bob)	Piping & Equipment Specialist.002	22-May-2006	Sabine Pass LNG, LP - Mile Marker #2

Engineering & Construction—Sabine Pass	Shircliffe, Mr. Michael W (Mike)	Inspector, E&I.003	28-Aug-2006	Sabine Pass LNG, LP - Mile Marker #2

Engineering & Construction—Sabine Pass	Wyninger, David L (David)	Supervisor, Project Controls.003	06-Mar-2006	Sabine Pass LNG, LP - Mile Marker #2

Engineering & Construction—Sabine Pass 2	Kelly, Mr. Michael T.	Manager, Construction.005	29-Jun-2006	Sabine Pass LNG, LP - Mile Marker #2

Engineering & Construction—Sabine Pass 2	Leger, Ms. Amanda K	Cost Specialist.001	25-Aug-2006	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Bimle, Mr. Jeffrey J. (Jeff)	Operator A.004	12-Mar-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Boudreaux, Layne C	Operator A.007	12-Mar-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Coots, Darryl W	Technician A.004	12-Mar-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	de Wit, Hans Jr.	Senior Technician.004	10-Mar-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Dugat, Stephen D	Operator A.005	19-Mar-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Fabriguze, Gary L	Operator A.001	12-Mar-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Giles, Mr. David B	Manager, Maintenance.003	10-Aug-2006	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Goebel, Mr. John G.	Supervisor, Security.002	14-Aug-2006	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Goff, Rodney S	Operator A.003	12-Mar-2007	Sabine Pass LNG, LP - Mile Marker #2

EX.B-2

Seconding Company	Name of Provided Personnel	Title and Job Functions	Start Date	Location

O&M Services - Sabine Pass	Graham, Bruce E	Manager, Safety & Security.003	22-May-2006	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Hanson, Mr. Dallas L (Les)	Supervisor, Shift Operations.004	07-Dec-2006	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Higginbotham, Michael (Mike)	Operator A.012	12-Mar-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Hofer, Mr. Donald L (Don)	Manager, Operations.002	15-Aug-2006	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Ivey, Charles P (Chuck)	Shift Supervisor, Operations.004	15-Jan-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Jardell, Mr. Philip K	Planner, Maintenance.002	04-Jan-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Kaucher, James E (Jim)	Plant Manager.003	09-Feb-2004	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Keel, Clyde E	Operator A.009	12-Mar-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Kellogg, Kenneth J (John)	Shift Supervisor, Operations.003	15-Jan-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Kounter, Mr. Stephen C (Courtney)	Senior Engineer, E&I.002	20-Nov-2006	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Landry, Shawn	Technician A.006	12-Mar-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	McGee, Mr. Magnus W (Sonny)	Supervisor, Shift Operations.005	01-Nov-2006	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	McNabb, Thomas K	Operator A.002	12-Mar-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Miller, David L (Lance)	Supervisor, Maintenance.002	09-Aug-2006	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Mills, Mr. Stephen G	Supervisor, Marine.002	02-Jan-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Mincks, Paul K	Technician A.003	12-Mar-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Patten, Mr. Charles	Supervisor, Day Operations.003	11-Sep-2006	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Quinn, Blaine K.	Technician A.005	12-Mar-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Reed, Mr. Calvin Andrew (Andy)	Technician A.001	12-Mar-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Reichhoff, Kandi K	Operator A.006	12-Mar-2007	Sabine Pass LNG, LP - Mile Marker #2

EX.B-3

Seconding Company	Name of Provided Personnel	Title and Job Functions	Start Date	Location

O&M Services - Sabine Pass	Richard, Ronald J	Senior Technician.003	12-Mar-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Simon, Jessie J	Operator A.011	12-Mar-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Stanley, Derek G	Operator A.010	12-Mar-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Thibodeaux, Craig L	Technician A.002	12-Mar-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Trahan, Alfred	Operator A.008	12-Mar-2007	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Trahan, Gregory K (Greg)	Manager, Marine.003	12-Jun-2006	Sabine Pass LNG, LP - Mile Marker #2

O&M Services—Sabine Pass	Trahan, Travis L	Senior Scheduler, Operations.003	10-Jan-2007	Sabine Pass LNG, LP - Mile Marker #2

EX.B-4

EXHIBIT C

Addition/Removal/Change of Responsibility of Provided Personnel Form

In reference to that certain Secondment Agreement, dated March 26, 2007 (the “Secondment Agreement”; terms with initial capital letters used but not defined herein shall have the meanings ascribed to such terms in the Secondment Agreement), CHENIERE LNG O&M SERVICES, L.P., a Delaware limited partnership, and CHENIERE ENERGY PARTNERS GP, LLC, a Delaware limited liability company.

In accordance with Section 3.1 of the Secondment Agreement, the Parties hereto wish to add, remove or change the responsibilities of the following individual or individuals to the Provided Personnel Schedule (all information must be filled in for this form to be valid):

Seconding Company	Name of Provided Personnel	Title and Job Functions	Start Date	End Date

CHENIERE LNG O&M SERVICES, L.P.		CHENIERE ENERGY PARTNERS GP, LLC

By:		By:
	Name: Stanley C. Horton Title: President and Chief Executive Officer		Name: Don A. Turkleson Title: Senior Vice President and Chief Financial Officer

EX.C